UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2021
Ciner Resources LP
(Exact name of registrant as specified in charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:(770) 375-2300
(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
2021 Ciner Wyoming Credit Facility
On October 28, 2021, Ciner Wyoming LLC, a Delaware limited liability company (“Ciner Wyoming”), entered into a new $225.0 million senior secured revolving credit facility (the “Ciner Wyoming Credit Facility”) with each of the lenders listed on the respective signature pages thereof and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer. The Ciner Wyoming Credit Facility matures on October 28, 2026.
The Ciner Wyoming Credit Facility provides, among other things:
•a sublimit up to $40.0 million for the issuance of standby letters of credit and a sublimit up to $20.0 million for swingline loans;
•an accordion feature that enables Ciner Wyoming to increase the revolving borrowings under the Ciner Wyoming Credit Facility by up to an additional $250.0 million (subject to certain conditions);
•in addition to the aforementioned revolving borrowings an ability to incur up to $225 million of additional term loan facility indebtedness to finance Ciner Wyoming’s capacity expansion capital expenditures; (subject to certain conditions);
•a pledge by Ciner Wyoming of substantially all of Ciner Wyoming’s assets (subject to certain exceptions), including: (i) all present and future shares of any subsidiaries of Ciner Wyoming (whether now existing or hereafter created) and (ii) all personal property of Ciner Wyoming (subject to certain conditions);
•contains various covenants and restrictive provisions that limit (subject to certain exceptions) Ciner Wyoming’s ability to: (i) incur certain liens or permit them to exist; (ii) incur or guarantee additional indebtedness; (iii) make certain investments and acquisitions related to Ciner Wyoming’s operations in Wyoming); (iv) merge or consolidate with another company; (v) transfer, sell or otherwise dispose of assets, (vi) make distributions; (vii) change the nature of Ciner Wyoming’s business; and (viii) enter into certain transactions with affiliates;
•a requirement to maintain a quarterly consolidated leverage ratio of not more than 3.25:1:00; provided, however, subject to certain conditions, Ciner Wyoming shall have the ability to increase the maximum consolidated leverage ratio to 3.75:1.00 for a year while Ciner Wyoming is undertaking capacity expansion capital expenditures;
•a requirement to maintain a quarterly consolidated interest coverage ratio of not less than 3.00:1.00; and
•customary events of default including (i) failure to make payments required under the Ciner Wyoming Credit Facility, (ii) events of default resulting from failure to comply with covenants and financial ratios, (iii) the occurrence of a voluntary change of control as a result of which Ciner Wyoming is directly or indirectly controlled by persons or entities not currently directly or indirectly controlling Ciner Wyoming, (iv) the institution of insolvency or similar proceedings against Ciner Wyoming, and (v) the occurrence of a cross default under any other material indebtedness Ciner Wyoming may have. Upon the occurrence of an event of default, in their discretion, the Ciner Wyoming Credit Facility lenders may exercise certain remedies, including, among others, accelerating the maturity of any outstanding loans, accrued and unpaid interest and all other amounts owing and payable such that all amounts thereunder will become immediately due and payable, and if not timely paid upon such acceleration, to charge Ciner Wyoming a default rate of interest on all amounts outstanding under the Ciner Wyoming Credit Facility. Upon the occurrence of an involuntary change of control and after the passage of time as specified in the Ciner Wyoming Credit Facility, Ciner Wyoming’s debt thereunder would be accelerated.
In addition, loans under the Ciner Wyoming Credit Facility (other than any swingline loans) will bear interest at Ciner Wyoming’s option at either:
•a base rate, which equals the highest of (i) Bank of America’s prime rate, (ii) the federal funds rate then in effect on such day, plus 0.50%; (iii) one-month Bloomberg Short-Term Bank Yield Index (“BSBY”) adjusted daily rate, plus

1.0%; and (iv) 1.0%, plus, in each case, an applicable margin range from 0.50% to 1.75% based on the consolidated leverage ratio of Ciner Wyoming; or
•a BSBY rate for interest periods of one, three or six months, plus, in each case, an applicable margin range from 1.50% to 2.75% based on the consolidated leverage ratio of Ciner Wyoming.
In addition, if a BSBY rate ceases to exist for any period, loans under the Ciner Wyoming Credit Facility will bear interest based on alternative indexes (including the secured overnight financing rate), plus an applicable margin. The unused portion of the Ciner Wyoming Credit Facility is subject to a quarterly fee ranging from 0.225% to 0.350% based on the consolidated leverage ratio of Ciner Wyoming.

Third Amendment to Ciner Wyoming Equipment Financing Arrangement
On October 28, 2021, in connection with the entry into the Ciner Wyoming Credit Facility (which replaced the Prior Ciner Wyoming Credit Facility), Ciner Wyoming Banc of America Leasing & Capital, LLC, as lender (the “Equipment Financing Lender”), entered into the Third Amendment to the Master Loan and Security Agreement, dated as of March 25, 2020 (as amended, the “Master Agreement”), in order to amend and restate all covenants that are based upon a specified level or ratio relating to assets, liabilities, indebtedness, rentals, net worth, cash flow, earnings, profitability, or any other accounting-based measurement or test to conform with the Ciner Wyoming Credit Facility.
In the ordinary course of their respective businesses, the lenders under the Ciner Wyoming Credit Facility and the Master Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Ciner Wyoming for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.
The foregoing descriptions of the Ciner Wyoming Credit Facility and Third Amendment to the Master Agreement are qualified in their entirety by reference to the complete text of the Ciner Wyoming Credit Facility and Third Amendment to the Master Agreement, copies of which are filed herewith as Exhibits 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated as of October 28, 2021, by and among Ciner Wyoming LLC, the lenders listed on the respective signature pages thereof and Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer

10.2	Amendment Number 003 to Master Loan and Security Agreement, dated as of October 28, 2021 by and between Banc of America Leasing & Capital, LLC, as lender, and Ciner Wyoming LLC, as borrower.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: November 3, 2021

CINER RESOURCES LP

By:	Ciner Resource Partners LLC, its General Partner

By:	/s/ Marla E. Nicholson
Marla E. Nicholson Vice President, General Counsel and Secretary of Ciner Resource Partners LLC, the registrant’s General Partner